UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2014

OSH 1 LIQUIDATING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously announced, on June 17, 2013, OSH 1 Liquidating Corporation (formerly Orchard Supply Hardware Stores Corporation) (the “Company”) and its subsidiaries, OSH 2 Liquidating LLC (formerly Orchard Supply Hardware LLC) and OSH 3 Liquidating LLC (formerly OSH Properties LLC) (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On August 30, 2013, pursuant to 11 U.S.C. § 363, the Debtors closed on the sale of substantially all of their assets to Orchard Supply Company, LLC, a Delaware limited liability company affiliated with Lowe’s Companies, Inc.

Also as previously disclosed, on December 20, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Modified First Amended Plan of Liquidation as filed with the Bankruptcy Court on December 6, 2013 (the “Plan”).

On February 24, 2014, all conditions to the occurrence of the effective date set forth in the Plan and the Confirmation Order were satisfied or waived in accordance therewith and the effective date (the “Effective Date”) of the Plan occurred. On the same date, the Debtors filed a Notice of Effective Date of the Plan (the “Notice of Effective Date”) with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and incorporated in this Item 1.03 by reference.

AS A RESULT OF THE PLAN BEING EFFECTIVE, ALL OF THE COMPANY’S EXISTING EQUITY INTERESTS, CONSISTING OF AUTHORIZED AND OUTSTANDING SHARES OF SERIES A PREFERRED STOCK, CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK WERE CANCELLED WITHOUT CONSIDERATION AND HAVE NO VALUE.

The Company will shortly file a Form 15 with the Securities and Exchange Commission to provide notice of the suspension of its reporting obligation under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing a Form 15, the Company will immediately cease filing any further periodic or current reports under the Exchange Act.

It is not possible to determine the extent of recoveries of creditors of the Debtors, as such recoveries will continue to be dependent on, among other things, the completion of the asset recovery process and the determination of the total claims pool, none of which have been completed at this time.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Plan, all equity interests in the Company (including outstanding shares of Series A Preferred, Class A Common Stock, Class B Common Stock, Class C Common Stock, options, warrants or contractual or other rights to acquire any equity interests of the Company) were cancelled on the Effective Date.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the effectiveness of the Plan, two of the Company’s directors, Kevin R. Czingerand Susan L. Healy, resigned as directors of the Company, effective as of the Effective Date.

Item 9.01	Financial Statement and Exhibits.

99.1	Notice of Effective Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2014	OSH 1 LIQUIDATING CORPORATION

	By:	/s/ Bradley I. Dietz
	Name:	Bradley I. Dietz
	Title:	Responsible Person